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                             CERTIFICATE OF AMENDMENT             EXHIBIT 3(iii)

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              THE HERTZ CORPORATION



     THE HERTZ CORPORATION, A DELAWARE CORPORATION (THE "CORPORATION"), DOES HEREBY CERTIFY:

     THE AMENDMENT SET FORTH BELOW TO THE CORPORATION'S RESTATED CERTIFICATE OF INCORPORATION, AS HERETOFORE AMENDED, WAS DULY ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 242 OF THE GENERAL CORPORATION LAW OF THE STATE OF
DELAWARE:

     THAT SECTION 2.2(c) OF ARTICLE FOURTH BE AND HEREBY IS DELETED:

     IN WITNESS WHEREOF, THE HERTZ CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED AND ATTESTED BY ITS DULY AUTHORIZED OFFICERS, THIS 18TH DAY OF DECEMBER, 1995.

                                                      /S/ WILLIAM SIDER
                                                      ------------------------
                                                      EXECUTIVE VICE PRESIDENT

ATTEST:


/S/ I. DAVID PARKOFF
-------------------------
ASSISTANT SECRETARY